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Exhibit 21.1

                          SUBSIDIARIES OF REGISTRANT
                          --------------------------

The following are subsidiaries of RightCHOICE Managed Care Inc. as of December 31, 1999:

                                                            State of
                                                          Incorporation
                        Name                             or Organization
---------------------------------------------------      ---------------

HMO Missouri, Inc. (BlueCHOICE)                              Missouri
Diversified Life Insurance Agency of Missouri, Inc.          Missouri
Healthy Alliance Life Insurance Company                      Missouri
HealthLink, Inc.                                             Illinois
HeatlhLink HMO, Inc.                                         Missouri
The EPOCH Group, L.C.                                        Missouri
RightCHOICE Insurance Company                                Illinois
Preferred Health Plans of Missouri, Inc.                     Missouri